                                                                   Exhibit 10.10


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                          CMAC Investment Corporation


              800,000 Shares of $4.125 Cumulative Preferred Stock


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                               PURCHASE AGREEMENT


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                            Dated: October 29, 1992










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
                               TABLE OF CONTENTS

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                                                                 Page
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
 1.  Authorization of Securities ...........................      1
 2.  Closing ...............................................      1
 3.  Purchasers' Conditions ................................      1
 4.  Representations and Warranties by the Company .........      4
 5.  Financial Statements and Information ..................      6
 6.  Inspection ............................................      7
 7.  Confidential Treatment of Information .................      7
 8.  Definitions ...........................................      7
 9.  Indemnification; Contribution .........................      8
10.  Exchange and Replacement of Securities ................     10
11.  Legend ................................................     10
12.  Survival of Agreements, etc. ..........................     11
13.  Amendments and Waivers ................................     11
14.  Payment on Preferred Shares; Notice of Sale, etc. .....     11
15.  Termination ...........................................     11
16.  Notices, etc. .........................................     11
17.  Expenses; Issue Taxes .................................     12
18.  Substitution of Purchasers ............................     12
19.  Representations and Warranties by the Purchasers ......     12
20.  Mutual Covenants ......................................     14
21.  Press Releases ........................................     14
22.  Miscellaneous .........................................     14

Exhibit A - Purchasers
Exhibit B - Certificate of Designations for Preferred Shares

     PURCHASE AGREEMENT (the "Agreement"), dated October 29, 1992, by and among CMAC Investment Corporation, a Delaware corporation (the "Company"), and each of the corporations listed in Exhibit A hereto (each a "Purchaser" and collectively the "Purchasers").

     1. Authorization of Securities. The Company has authorized the issuance and sale of 800,000 authorized but previously unissued shares of its Preferred Stock (as such term, and other capitalized terms used herein without definition, are defined in Section 8 hereof), $.001 par value per share, to be designated as the "$4.125 Preferred Stock", such Preferred Stock to have the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as are set forth in Exhibit B hereto.

     2. Closing. Subject to the terms and conditions hereof, the Company will sell to each Purchaser and each Purchaser will purchase from the Company at the closing provided for in this Section 2, the number of Preferred Shares indicated next to such Purchaser's name in Exhibit A hereto for a purchase price of $50.00 per Preferred Share. The closing of such sales and purchases (collectively, the "Closing") shall take place at the same time and place as the closing of the initial public offering of the Company's common stock. The date of the Closing is hereinafter referred to as the "Closing Date." At the Closing, the Company will deliver to each Purchaser one or more stock certificates (as such Purchaser may designate), each dated the Closing Date and duly registered in such Purchaser's name (or in the name of any nominee designated by such Purchaser), representing in the aggregate the number of Preferred Shares indicated next to such Purchaser's name in Exhibit A hereto, against receipt of $50.00 per Preferred Share by wire transfer of immediately available funds.

     3. Purchasers' Conditions. Each Purchaser's obligation to purchase Preferred Shares hereunder is subject to the fulfillment, prior to or at the Closing, of the following conditions:

     3.1 Representations and Warranties Correct. The representations and warranties of the Company contained in Section 4 shall be correct at and as of the time of the Closing, except as affected by the transactions contemplated hereby.

     3.2 Performance. The Company shall have performed all agreements and complied with all conditions contained herein required to be performed or complied with by it prior to or at the Closing.

     3.3 Initial Public Offering. The closing of the initial public offering of the Company's common stock shall have occurred.

     3.4 Compliance Certificate. Each Purchaser shall have received an Officers' Certificate, dated the Closing Date, certifying that the conditions specified in Sections 3.1, 3.2 and 3.3 have been fulfilled.

     3.5 Opinion of Counsel for the Company. Each Purchaser shall have received from Morgan, Lewis & Bockius, counsel to the Company, a favorable

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opinion, dated the Closing Date and satisfactory in form and substance to such
Purchaser to the following effect:

     (a) Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having all requisite power and authority to carry on its business and to own, lease and operate its assets.

     (b) Purchase Agreement. The Company has all requisite power and authority to enter into this Agreement, to issue and sell the Preferred Shares and to carry out the terms hereof and thereof. This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by duly authorized officers of the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms except as limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally.

     (c) Issuance of Preferred Shares, etc. The Preferred Shares have been duly and validly authorized and issued and are fully paid and nonassessable, and the certificates representing the Preferred Shares have been duly and validly executed and delivered and are in good and proper form. There are no preemptive rights with respect to any of the Preferred Shares or the sale thereof on the part of the holders of shares of Common Stock under the Company's Certificate of Incorporation, by-laws or any agreement known to such counsel. There are no documentary, stamp or other taxes payable in connection with the issuance and delivery of the Preferred Shares.

     (d) Registration Rights Agreement. The Company has all requisite power and authority to enter into the Registration Rights Agreement and to carry out the terms thereof. The Registration Rights Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by duly authorized officers of the Company. The Registration Rights Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms except as limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except that no opinion is expressed as to the enforceability of the provisions contained in Section 10 of the Registration Rights Agreement.

     (e) Reserve Agreement. The Company has all requisite power and authority to enter into the Reserve Account Agreement and to carry out the terms thereof. The Reserve Account Agreement has been duly authorized by all necessary corporate action on the

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
         part of the Company and has been duly executed and delivered by duly authorized officers of the Company. The Reserve Account Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms except as limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Holders of the Preferred Shares will be entitled to the benefits of the Reserve Account Agreement.

     (f) Securities Law. Assuming the accuracy of the representations and warranties contained in Sections 19.4, 19.5 and 19.6 of this Agreement, the offer, issue and delivery of the Preferred Shares under the circumstances contemplated by this Agreement constitute transactions exempt from registration under the Securities Act and exempt from qualification under applicable state securities laws.

     (g) Compliance with Other Instruments. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Reserve Account Agreement, the consummation of the transactions provided for herein or therein, and the fulfillment by the Company of the terms of the Preferred Shares, this Agreement, the Registration Rights Agreement and the Reserve Account Agreement, will not result in any violation of, or be in conflict with, or constitute a default under, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any term of the Certificate of Incorporation or by-laws of the Company, any term of any statute, rule or government regulation applicable to the Company or, to the best of such counsel's knowledge, any agreement, instrument, judgment, decree or order applicable to the Company.

     (h) Governmental Consent. The Company is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any governmental authority as a condition precedent to the valid execution and delivery of this Agreement, the Registration Rights Agreement or the Reserve Account Agreement, or to the valid offer, issue and delivery of the Preferred Shares as contemplated hereby, except for (i) the exemption order from the Pennsylvania Insurance Department under Section 337.6 of the Insurance Company Law of 1921, which has been obtained, and (ii) the filing of the Certificate of Designations in the form attached to this Agreement as Exhibit B with the Secretary of State of the State of Delaware which has been made.

     (i) Litigation. To the best knowledge of such counsel, there are no actions, proceedings or investigations pending or threatened which question the validity of this Agreement, the Preferred Shares, the Registration Rights Agreement or the Reserve Account Agreement or any action taken or to be taken pursuant hereto or thereto.



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
     3.6 Waivers and Consents. All waivers and consents required to be obtained by the Company in connection with the transactions contemplated hereby shall be satisfactory in form and substance to such Purchaser.

     4. Representations and Warranties by the Company. The Company represents and warrants that:

     4.1 Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business and to own, lease and operate its assets.

     4.2 Purchase Agreement. The Company has all requisite power and authority to enter into this Agreement, to issue and sell the Preferred Shares and to carry out the terms hereof and thereof. This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by duly authorized officers of the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

     4.3 Issuance of Preferred Shares, etc. The Preferred Shares have been duly and validly authorized and, when issued will be fully paid and nonassessable and the certificates representing the Preferred Shares will be duly and validly executed and delivered and in good and proper form. There are no preemptive rights with respect to any of the Preferred Shares or the sale thereof on the part of the holders of shares of Common Stock. There will be no documentary, stamp or other taxes payable in connection with the issuance and delivery of the Preferred Shares.

     4.4 Registration Rights Agreement. The Company has all requisite power and authority to enter into the Registration Rights Agreement and to carry out the terms thereof. The Registration Rights Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by duly authorized officers of the Company. The Registration Rights Agreement constitutes the legal, valid and binding obligation of the Company.

     4.5 Reserve Agreement. The Company has furnished each Purchaser with a true and correct copy of the Reserve Account Agreement. The Company has all requisite power and authority to enter into the Reserve Account Agreement and to carry out the terms thereof. The Reserve Account Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by duly authorized officers of the Company. The Reserve Account Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. Holders of the Preferred Shares will be entitled to the benefits of the Reserve Account Agreement.

     4.6 Securities Law. Assuming the accuracy of the representations and warranties contained in Sections 19.4, 19.5 and 19.6 of this Agreement, the offer, issue and delivery of the Preferred Shares under the circumstances contemplated by this Agreement constitute transactions exempt from




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
registration under the Securities Act and exempt from qualification under applicable state securities laws.

     4.7 Compliance with Other Instruments. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Reserve Account Agreement, the consummation of the transactions provided for herein or therein, and the fulfillment by the Company of the terms of the Preferred Shares, this Agreement, the Registration Rights Agreement and the Reserve Account Agreement will not result in any violation of or be in conflict with or constitute a default under any term of the Certificate of Incorporation or by-laws of the Company, and will not result in any violation of or be in conflict with or constitute a default under any term of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Company, pursuant to any such term.

     4.8 Governmental Consent, etc. The Company is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any governmental authority as a condition precedent to the valid execution and delivery of this Agreement, the Registration Rights Agreement or the Reserve Account Agreement, or to the valid offer, issue and delivery of the Preferred Shares as contemplated hereby, except for (i) the exemption order from the Pennsylvania Insurance Department under Section 337.6 of the Insurance Company Law of 1921, which has been obtained, and (ii) the filing of the Certificate of Designations in the form attached hereto as Exhibit B with the Secretary of State of the State of Delaware which has been made.

     4.9 Litigation. There are no actions, proceedings or investigations pending or threatened which question the validity of this Agreement, the Preferred Shares, the Registration Rights Agreement or the Reserve Account Agreement or any action taken or to be taken pursuant hereto or thereto.

     4.10 Information Furnished. The Company has furnished each Purchaser with the Company's Preliminary Prospectus (the "Preliminary Prospectus"), dated October 22, 1992, relating to the initial public offering of the Company's common stock. The financial statements included in the Preliminary Prospectus have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in the notes thereto), and present fairly in all material respects the financial condition of the corporations to which they relate as of the respective dates specified therein and the results of operations for the respective periods specified therein. Since the date of such financial statements, there has been no material adverse change in the business, prospects, profits, results of operations, properties or condition (financial or otherwise) of the Company which is not disclosed in the Preliminary Prospectus. The Preliminary Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. The Preliminary Prospectus correctly


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describes each class and series of the authorized capital stock of the Company, including, as to each such class or series, the number of shares thereof authorized and the number of shares thereof issued and outstanding. All of the outstanding shares of capital stock of the Company are validly issued and outstanding, fully paid and nonassessable.

     4.11 Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares as set forth in the Preliminary Prospectus.

     5. Financial Statements and Information. The Company will deliver (in duplicate) to each Purchaser, so long as it shall hold any Preferred Shares, and to each other holder of at least 5% of the Preferred Shares at the time outstanding:

          (a) as soon as available and in any event within 50 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, (i) a copy of the Company's Quarterly Report on Form 10-Q for such quarter filed with the Commission or (ii) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such period and the related statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified as complete and correct in all material respects by the principal financial or accounting officer of the Company;

          (b) as soon as available and in any event with 95 days after the end of each fiscal year of the Company, (i) a copy of the Company's Annual Report on Form 10-K for such fiscal year filed with the Commission together with a copy as soon as available of each document incorporated by reference therein or (ii) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form figures for the previous fiscal year, accompanied by the report thereon of independent public accountants of recognized national standing selected by the Company, which report (X) shall state that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and (Y) shall include the opinion of such accountants that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise specified in such opinion; and


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
          (c) promptly upon their becoming available, copies of all financial statements, reports, and notices furnished to any holder of any indebtedness of the Company in excess of $500,000 and of all periodic reports, if any, filed by the Company with any securities exchange or with the Commission, and of all press releases and other statements made generally available by the Company to the public concerning developments which could have a material effect on the value of the Preferred Shares.

     6. Inspection. From and after the date hereof until the Closing, and thereafter so long as any Purchaser and its Affiliates own at least (i) 5% of the shares of Common Stock at the time outstanding or (ii) 5% of the Preferred Shares at the time outstanding, the Company covenants that it will permit any Person designated by such Purchaser, at such Purchaser's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine its and their books, reports, records and papers (and make copies thereof and take extracts therefrom) and to discuss its and their affairs, finances and accounts with, and to be advised as to the same by, its and their officers and independent public accountants (and the Company hereby authorizes such accountants to discuss with such Purchaser and any Person designated by such Purchaser, such affairs, finances and accounts), all at such reasonable times and as often as such Purchaser may reasonably request.

     7. Confidential Treatment of Information. Each Purchaser agrees to keep confidential the information furnished to it pursuant to Sections 5 and 6 hereof, provided that any of such information may be disclosed if it has come into the public domain other than by such Purchaser's actions or if requested by any governmental or regulatory agency or if required by court order. Each Purchaser acknowledges that it is aware that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Accordingly, each Purchaser agrees not to trade in securities of the Company in violation of United States securities laws for so long as it is in possession of material non-public information.

     8. Definitions. As used in this Agreement, unless the context otherwise requires, the following terms have the following respective meanings:

         Affiliate: a person who directly, or through one or more intermediaries, controls, is controlled by or is under common control with, another person.

         Commission: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         Common Stock: the Common Stock, par value $.001 per share, of the Company.

         Exchange Act: the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, or any successor act, all as the same shall be in effect at the time.

          Officer: the Chairman of the Board, the President, any Senior Vice President or Vice President, the Treasurer, the Secretary or the Controller of the Company.

          Officers' Certificate: a certificate signed by two Officers of the Company.

          Person: any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          Preferred Shares: the 800,000 shares of $4.125 Preferred Stock being purchased hereunder.

          Preferred Stock: the Preferred Stock of the Company, including the $4.125 Preferred Stock.

          Registration Rights Agreement: the Registration Rights Agreement, dated as of October 29, 1992, between CMAC Investment Corporation and Commonwealth Land Title Insurance Company.

          Reserve Account Agreement: the Reserve Account Agreement, dated August 14, 1992, between CMAC Investment Corporation and Commonwealth Mortgage Assurance Company.

          Securities Act: the Securities Act of 1933, and the rules and regulations promulgated thereunder, or any successor act, all as the same shall be in effect at the time.

          Subsidiary: (i) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and a Subsidiary of the Company or by a Subsidiary of the Company or (ii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and a Subsidiary of the Company directly or indirectly, at the date of determination thereof has at least a 50% ownership interest or over which it exercises control, by stock ownership or otherwise.

     9.   Indemnification; Contribution.

          9.1 Indemnification. In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to hold harmless and indemnify each Purchaser, each director or officer thereof and any controlling person of any of the foregoing (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (individually referred to as an "Indemnified Person") from and against any losses, claims, damages and liabilities (including attorneys' fees and expenses of investigation) incurred by such Indemnified Person arising, directly or indirectly, out of the execution, delivery, performance or enforcement of this Agreement, the Registration Rights Agreement or the Reserve Account Agreement (including, without limitation, any failure by the Company to comply with any of its covenants hereunder or, subject to the succeeding sentence, under the


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
Registration Rights Agreement or the Reserve Account Agreement), whether or not the transactions contemplated by this Agreement are consummated. The foregoing provisions shall not apply to (i) the circumstances provided for in Section 10 of the Registration Rights Agreement, (ii) any losses, claims, damages and liabilities (including attorney's fees and expenses of investigation) incurred by any Indemnified Person pursuant to Section 10(a) or Section 10(d) of either the U.S. Underwriting Agreement or the International Underwriting Agreement, or
(iii) any losses, claims, damages and liabilities (including attorneys' fees and expenses of investigation) incurred by an Indemnified Person relating to or arising out of the Company's initial public offering. The Company further agrees, promptly upon demand by an Indemnified Person, at any time or from time to time, to reimburse such Indemnified Person for, or pay, any loss, claim, damage, liability or expense as to which the Company has indemnified such Indemnified Person pursuant to this Agreement.

          Each Indemnified Person agrees to give prompt written notice to the Company after the receipt by such Indemnified Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Indemnified Person will claim indemnification or contribution pursuant to this Agreement provided that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually prejudiced by such failure to give notice. Unless in the reasonable judgment of such Indemnified Person a conflict of interest may exist between such Indemnified Person and the Company with respect to such claim, each Indemnified Person agrees to permit the Company to assume the defense of such claim with counsel reasonably satisfactory to such Indemnified Person and, with the prior written consent of each Indemnified Person, to compromise or settle such claims. If the Company is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Persons with respect to such claim, unless in the reasonable judgment of such Indemnified Person a conflict of interest may exist between such Indemnified Person and any other of such Indemnified Persons with respect to such claim, in which event the Company shall be obligated to pay the fees and expenses of such additional counsel or counsels. The Company will not be subject to any liability for any settlement made without its consent.

          9.2 Contribution. If the indemnification provided for in Section 9.1 from the Company is unavailable to an Indemnified Person under Section 9.1 in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company and Indemnified Persons in connection with the actions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative fault of the Company and Indemnified Persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, the Company or Indemnified Persons, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 9.1, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          If indemnification is available under Section 9.1, the Company shall indemnify each Indemnified Person to the full extent provided in Section 9.1 without regard to the relative fault of the Company, of the Indemnified Person or any other equitable consideration provided for in this Section 9.2.

     10. Exchange and Replacement of Securities. Upon surrender of any Preferred Share certificate by any Purchaser for exchange at the office of the Company or its stock transfer agent, if appropriate, the Company, at its expense (exclusive of applicable transfer taxes or other similar taxes) will issue, or cause to be issued, in exchange therefor a new Preferred Share certificate in such denominations as such Purchaser may request for the same aggregate number of shares, and registered as such Purchaser may request. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Share certificate and, in the case of any such loss, theft or destruction of any Preferred Share certificate held by a person other than any Purchaser or any institutional investor, upon delivery of a written agreement of indemnity reasonably satisfactory to the Company in form and amount, or, in the case of any such mutilation upon surrender and cancellation thereof, the Company, at its expense will issue, or cause to be issued, a new Preferred Share certificate represented by such lost, stolen, destroyed or mutilated Preferred Share certificate.

     11. Legend. Until (a) the Preferred Shares represented by a stock certificate are effectively registered under the Securities Act, or (b) the holder of such Preferred Shares delivers to the Company a written opinion reasonably acceptable to the Company (which shall not unreasonably withhold its consent to such opinion) from legal counsel to such holder (which legal counsel may be in-house counsel to such holder) to the effect that such legend is no longer necessary under the Securities Act, the stock certificate representing such Preferred Shares shall be stamped or otherwise imprinted with the following legend:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state


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
          securities laws and may not be transferred unless registered or qualified under the Act and applicable state securities laws or unless an exemption from registration is available therefor."

     12. Survival of Agreements, etc. All agreements, representations and warranties by the Company contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the issue and delivery of the Preferred Shares. All statements contained in any certificate delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Company hereunder.

     13. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term hereof may be waived to the extent not violative of law (either generally or in a particular instance and either retroactively or prospectively) if the Company shall obtain the written consent of each Purchaser.

     14. Payments on Preferred Shares; Notice of Sale, etc. So long as a Purchaser shall hold any of the Preferred Shares, and notwithstanding anything contained herein or in such Preferred Shares to the contrary, the Company will pay all cash sums becoming due on the Preferred Shares held by such Purchaser for dividends thereon in Federal funds delivered to such Purchaser at its address set forth on Exhibit A, or at such other address or to such bank account as such Purchaser may designate for such purpose from time to time by written notice to the Company.

     15. Termination. If the Closing shall fail to occur on or prior to November 12, 1992, or if at the Closing the Company shall fail to tender Preferred Shares to any Purchaser as provided herein, or if at the Closing any of the conditions specified in Section 3 to any Purchaser's obligation to purchase Preferred Shares shall not have been fulfilled, each Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights such Purchaser may have by reason of such failure or such non-fulfillment.

     16. Notices, etc. All notices and other communications hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, addressed

          (a) if to a Purchaser, at its address set forth on Exhibit A (with a copy to the attention of Howard E. Steinberg, Esq., Senior Vice President and General Counsel, Reliance Group Holdings, Inc., Park Avenue Plaza, New York, New York 10055), or at such other address as such Purchaser shall have furnished to the Company in writing, or

          (b) if to any other holder of any Preferred Share at such address as such holder shall have furnished to the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Preferred Share who has so furnished an address to the Company, or

          (c) if to the Company, at its address at 8 Penn Center, Philadelphia, PA 19103, or at such other address as the Company shall have furnished to the Purchasers and each such other holder in writing.

     17. Expenses; Issue Taxes. The Company agrees to pay the following expenses relating to this Agreement:

          (a) the cost of production, execution and delivery of the certificates for the Preferred Shares and any other documents contemplated hereby;

          (b) all expenses (including the out of pocket expenses of each Purchaser) relating to any amendment or modification of, or any waiver or consent under, this Agreement and any other documents contemplated hereby; and

          (c) all other expenses incurred by the Company.

          The Company also agrees to pay, or cause to be paid, all documentary and similar taxes levied under the laws of the United States of America or any state or local taxing authority thereof or therein in connection with the issuance and sale by the Company to any Purchaser of Preferred Shares and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and any modification of any of such Preferred Shares or such agreements and documents and will save each Purchaser harmless without limitation as to time against any and all liabilities with respect to all such taxes.

     18. Substitution of Purchasers. Prior to the Closing, each Purchaser shall have the right to substitute any one or more of its Affiliates as the purchaser of the Preferred Shares which it has agreed to purchase hereunder, by written notice to the Company and by causing such Affiliate to execute and deliver a copy of this Agreement, provided that such substitution does not require any recirculation of a prospectus relating to the Company's initial public offering. All rights which such Purchaser has under this Agreement shall inure to the benefit of such Affiliates which shall be liable for the performance of all of such Purchaser's obligations and representations hereunder.

     19. Representations and Warranties by the Purchasers. Each Purchaser severally represents and warrants as to itself as follows:

     19.1 Organization and Standing. Such Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, having all requisite corporate power and authority to perform its obligations under this Agreement.

     19.2 Authority and Binding Effect. Such Purchaser has the corporate power and authority to execute, deliver and perform this Agreement and has taken all actions necessary to secure all approvals required therefore. The execution, delivery and performance of this Agreement by such Purchaser has been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms.

     19.3 Validity of Contemplated Transactions. Neither the execution and delivery of this Agreement by such Purchaser nor the purchase of Preferred Shares by such Purchaser contemplated hereby will contravene or violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser, or the Articles of Incorporation or By-Laws of such Purchaser, or will result in a default under, or require the consent or approval of any party to, any contract or other agreement relating to such Purchaser's business or assets or to or by which such Purchaser is a party or otherwise bound or affected, or require such Purchaser to notify or obtain any consent, approval or authorization from any federal, state, local or other court or governmental agency, except for the exemption order from the Pennsylvania Insurance Department under Section 337.6 of the Insurance Company Law of 1921, which has been obtained.

     19.4 Investment Representations. Such Purchaser understands that the Preferred Shares to be purchased by it hereunder are not registered under the Securities Act. The Preferred Shares to be purchased by such Purchaser will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the sale or distribution thereof in any transaction which would be in violation of the Securities Act, without prejudice, however, to such Purchaser's right at all times to sell or otherwise dispose of all or any part of such Preferred Shares under an effective registration statement under the Securities Act or under an exemption from such registration available under the Securities Act; and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. Such Purchaser does not have any contract, undertaking, agreement or arrangement, other than the Registration Rights Agreement, with any person to sell or transfer any of the Preferred Shares.

     19.5 Accredited Investors. Such Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act and is experienced in evaluating and investing in companies such as the Company, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment. Such Purchaser has had access, during the course of the transaction and prior to its purchase of Preferred Shares, to the same kind of information that would be provided in a registration statement filed by the Company under the Securities Act and has had, during the course of the transaction and prior to its purchase of Preferred Shares, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access.

     19.6 Indefinite Holding Period. Such Purchaser understands that the Preferred Shares being purchased hereunder may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering such Preferred Shares or an available exemption from registration under the Securities Act, such Preferred Shares must be held indefinitely.

     20. MUTUAL COVENANTS. The Company and each Purchaser agree to (a) promptly prepare and file such notification and report forms with the Department of Justice and the Federal Trade Commission, if any, as may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (b) promptly prepare and file such registration or information statements required by the various laws of each jurisdiction in which the Company owns or controls any insurance company, (c) if applicable, diligently take, or cooperate in the taking of, all steps that are reasonably necessary and proper to expedite the termination or expiration of the waiting periods prescribed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as promptly as possible, and (d) promptly take such other and additional steps and secure such consents as may be necessary to effect the transactions contemplated hereunder.

     21. PRESS RELEASES. No press releases regarding the transactions contemplated by this Agreement shall be issued by any party without the mutual prior consent of all parties, except that in the event that the parties are unable to agree on a press release and legal counsel for one party is of the opinion that such press release is required by law, then such party may issue the legally required press release.

     22. MISCELLANEOUS. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, and the parties hereby submit to the jurisdiction of any appropriate court located in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement. If any provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such provision shall not be affected thereby. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder at the time of any Preferred Shares, provided that the rights granted to a Purchaser by Sections 6, 9 and 14 shall not be assignable to any Person who is not an Affiliate of such Purchaser. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement, together with the Registration Rights Agreement and the Reserve Account Agreement, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement.

                                        CMAC Investment Corporation


                                        By:         [Illegible Signature]
                                           -----------------------------------


                                        PURCHASERS

                                        Commonwealth Land Title
                                          Insurance Company



                                        By:         [Illegible Signature]
                                           -----------------------------------

                                   Exhibit A


                                                     Number of
                                                     Preferred
                                                    Shares Being
Purchaser's Name and Address                         Purchased
----------------------------                        ------------
Commonwealth Land Title
  Insurance Company
30th Floor
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055
Attn: Investment Department                           800,000

                                                                       Exhibit B

                          CERTIFICATE OF DESIGNATIONS

                                       OF

                          CMAC INVESTMENT CORPORATION

-------------------------------------------------------------------------------

                         Pursuant to Section 151(g) of
                      the Delaware General Corporation Law

-------------------------------------------------------------------------------

          1. CMAC Investment Corporation, a Delaware corporation (the "Corporation"), is authorized to issue two classes of shares known as Common Stock and Preferred Stock.

          2. The Board of Directors of the Corporation is authorized by the Certificate of Incorporation of the Corporation, as amended (the "Restated Certificate") to establish and designate one or more series of the Preferred Stock and to fix full, limited, multiple or fractional, or no voting rights, and the designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights thereof.

          3. The Restated Certificate does not set forth any such powers, designations, preferences or rights or qualifications, limitations or restrictions of any shares or series of the Preferred Stock.

          4. Exhibit A is a copy of the resolution adopted on the 14th day of October, 1992, by the Board of Directors of the Corporation designating the $4.125 Preferred Stock as a series of the Preferred Stock.

          5. The number of shares constituting the $4.125 Preferred Stock shall be 800,000.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be duly adopted in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware and the Restated Certificate and to be executed in its corporate name on the 26th day of October, 1992.

                                   CMAC INVESTMENT CORPORATION


                                   By: [illegible]
                                       ---------------------
                                       Title: Vice President


Attest:


[illegible]
-------------------
Secretary

                                                                       Exhibit A


                    RESOLUTION OF THE BOARD OF DIRECTORS OF
                          CMAC INVESTMENT CORPORATION
                          ESTABLISHING AND DESIGNATING
                             $4.125 PREFERRED STOCK
                       AS A SERIES OF THE PREFERRED STOCK


     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of CMAC Investment Corporation (the "Corporation") by Article FOURTH of the Certificate of Incorporation of the Corporation, as amended (the "Restated Certificate"), this Board of Directors hereby authorizes the issuance of a series of the Preferred Stock of the Corporation, $.001 par value, which shall consist of 800,000 shares, and this Board of Directors hereby fixes the powers, designations, preferences, and relative, participating, optional and other special rights and qualifications, limitations and restrictions of the shares of the $4.125 Preferred Stock as follows:

     (a) Designation. The designation of such series of the Preferred Stock shall be $4.125 Preferred Stock (the "$4.125 Preferred Stock"). The number of shares of the $4.125 Preferred Stock shall be 800,000. The number of authorized shares of the $4.125 Preferred Stock may be reduced by the Board of Directors of the Corporation or a duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized. The number of authorized shares of the $4.125 Preferred Stock shall not be increased.

     (b) Certain Definitions. As used in this Resolution, the following terms shall have the following respective meanings:

     "Affiliate" has the meaning contained in Rule 12b-2 promulgated under the Exchange Act, or any successor provision thereto.

     "Beneficial Owner" has the meaning contained in Rule 13d-3 promulgated under the Exchange Act, or any successor provision thereto.

     "Business Day" means any day except a Saturday, Sunday or any day on which banking institutions are legally authorized or obligated to close in the Commonwealth of Pennsylvania or a day on which the New York Stock Exchange is not open for the regular transaction of business.

     "By-laws" means the By-laws of the Corporation, as amended from time to time.

     "CMAC" means Commonwealth Mortgage Assurance Company, a Pennsylvania corporation, or any successor entity thereto which is the principal subsidiary of the Corporation engaged in the business of providing private mortgage insurance.

     "Common Shares" means any stock of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which is not subject to redemption by the Corporation.

     "Common Stock" means the common stock, par value $.001 per share, of the Corporation as of the original date of issuance of shares of the $4.125 Preferred Stock, or shares of the Corporation of any class or classes resulting from any reclassification or reclassification thereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fundamental Transaction" means any merger, consolidation, sale of assets or similar transaction on which the holders of Common Stock are entitled to vote.

     "Junior Dividend Shares" means shares of any series or class of the Corporation which are by their terms expressly made junior to shares of the $4.125 Preferred Stock at the time outstanding as to dividends.

     "Junior Liquidation Shares" means shares of any series or class of the Corporation which are by their terms expressly made junior to shares of the $4.125 Preferred Stock at the time outstanding as to the distribution of assets on any voluntary or involuntary liquidation of the Corporation.

     "Parity Dividend Shares" means shares of any series or class of the Corporation which are by their terms on a parity with shares of the $4.125 Preferred Stock at the time outstanding as to dividends.

     "Parity Liquidation Shares" means shares of any series or class of the Corporation which are by their terms on a parity with shares of the $4.125 Preferred Stock at the time outstanding as to the distribution of assets on any voluntary or involuntary liquidation of the Corporation.

     "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

     "Senior Dividend Shares" means shares of any series or class of the Corporation which are by their terms expressly made senior to shares of the $4.125 Preferred Stock at the time outstanding as to dividends.

     "Senior Liquidation Shares" means shares of any series or class of the Corporation which are by their terms expressly made senior to shares of the $4.125 Preferred Stock at the time outstanding as to the distribution of assets on any voluntary or involuntary liquidation of the Corporation.

     (c) Voting Rights. Except as otherwise required by law or as expressly provided in this paragraph (c), holders of shares of the $4.125 Preferred Stock shall have no voting rights:

     (1)  Dividend Defaults.

          (A) If and whenever accrued dividends on shares of the $4.125 Preferred Stock or any Parity Dividend Shares shall not have been paid in an aggregate amount equal to or greater than six quarterly dividends (whether consecutive or not) on shares of the $4.125 Preferred Stock or such Parity Dividend Shares at the time outstanding, the number of directors then constituting the entire Board of Directors of the Corporation shall be increased automatically by two directors and the holders of shares of the $4.125 Preferred Stock and the holders of any Parity Dividend Shares, voting non-cumulatively and together as a single class, shall be entitled to fill such newly-created directorships at the next annual meeting of stockholders of the Corporation or at a special meeting called as hereinafter provided in this subparagraph (c)(1)(A). Such right to vote as a single class to elect two directors shall, when vested, continue until all dividends in default on shares of the $4.125 Preferred Stock and any Parity Dividend Shares, as the case may be, shall have been paid in full and, when so paid, such right to elect two directors separately as a class shall cease, subject to the same provisions for the vesting of such right to elect two directors separately as a class in the case of future dividend defaults. At any time when such right to elect two directors separately as a class shall have so vested, the Corporation may, and, upon the written request of the holders of record of not less than 20% of the total number of shares of the 4.125 Preferred Stock and any Parity Dividend Shares then outstanding, shall call a special meeting of the holders of such shares for the election of directors to fill such newly-created directorships. In the case of such a written request, such special meeting shall be held within 90 days after the receipt of such request and, in either case, at the place and upon the notice provided by law and in the By-laws, except that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of stockholders of the Corporation, at which meeting such newly-created directorships shall be filled by the holders of shares of the $4.125 Preferred Stock and any Parity Dividend Shares.

     (B) So long as any shares of the $4.125 Preferred Stock are outstanding, the By-laws shall contain provisions ensuring that the number of directors of the Corporation shall at all times be such that the exercise, by the holders of shares of the $4.125 Preferred Stock and the holders of Parity Dividend Shares, of the right to elect directors under the circumstances provided in subparagraph (c)(1)(A) above will not contravene any provisions of the Corporation's Restated Certificate or By-laws.

     (C) Directors elected pursuant to subparagraph (c)(1)(A) shall not be elected to any particular class of the Board of Directors and shall serve until the earlier of:

          (i) the next annual meeting of the stockholders of the Corporation and the election (by the holders of shares of the $4.125 Preferred Stock and the holders of Parity Dividend Shares) and qualification of their respective successors; or

          (ii) the date upon which all accumulations of unpaid dividends on shares of the $4.125 Preferred Stock and such Parity Dividend Shares shall have been paid in full.

If, prior to the end of the term of any director elected pursuant to subparagraph (c)(1)(A), a vacancy in the office of such director shall occur during the continuance of a default in dividends on the shares of the $4.125 Preferred Stock or such Parity Dividend Shares by reason of death, resignation, disability or otherwise, such vacancy shall be filled for the unexpired term by the appointment by the remaining director elected pursuant to subparagraph
(c)(1)(A) of a new director for the unexpired term of such former director.

          (D) Notwithstanding any provision in this paragraph (c) to the contrary, so long as Reliance Group Holdings, Inc. or any Affiliate thereof is the Beneficial Owner of any shares of the $4.125 Preferred Stock, such corporation or Affiliate shall have no voting rights with respect to such shares of the $4.125 Preferred Stock in the event of the default on payment of dividends by the Corporation and any shares so beneficially owned shall not be counted as outstanding and entitled to vote for purposes of any vote or other action by the holders of the shares of $4.125 Preferred Stock and Parity Dividend Shares pursuant to subparagraph (c)(1).

     (2) Miscellaneous. So long as any shares of the $4.125 Preferred Stock are outstanding, the Corporation shall not, without either the affirmative vote of the holders of at least two-thirds of the outstanding shares of the $4.125 Preferred Stock voting at a meeting of such holders, or the affirmative written consent of holders of at least two-thirds of the outstanding shares of the $4.125 Preferred Stock:

          (A) Authorize or issue any Senior Dividend Shares or Senior Liquidation Shares.

          (B) Consummate any Fundamental Transaction, unless all outstanding shares of $4.125 Preferred Stock have been called for redemption pursuant to paragraph (f)(2) below and the rights of the holders of such shares have ceased in accordance with paragraph (f)(3) below.

          (C)  Subject to the remaining provisions of this subparagraph
     (c)(2)(C), amend the Corporation's Restated Certificate or any certificate of designations or take other action so as to affect adversely in any material respect the voting powers or other rights, privileges, powers or preferences of shares of the $4.125 Preferred Stock. No class vote of the $4.125 Preferred Stock shall be required for any of the amendments to the Corporation's Restated Certificate or any certificate of designations set forth in subparagraph (c)(2)(C)(i) below which shall be deemed not to affect adversely in any material respect the voting powers or other rights and preferences of shares of the $4.125 Preferred Stock:

               (i) the authorization or issuance of any shares of any series or class of the Corporation which are neither Senior Dividend Shares nor Senior Liquidation Shares.

          (D) Amend that certain Reserve Account Agreement dated August 14, 1992 by and between the Corporation and Commonwealth Mortgage Assurance Company.

     (d)  DIVIDENDS.

     (1) Cash Dividends. The cash dividend rate on shares of the $4.125 Preferred Stock shall be $4.125 per annum per share. Cash dividends on shares of the $4.125 Preferred Stock shall be cumulative from the date of original issuance. Cash dividends on shares of the $4.125 Preferred Stock shall be payable quarterly at the rate of $1.03125 per share, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, on the fifteenth day of February, May, August and November of each year (each a "Payment Date"), commencing February 15, 1993, except that if any such Payment Date is not a Business Day then such dividend shall be payable on the first immediately succeeding Business Day. Any cash dividend payable on February 15, 1993 on shares of the $4.125 Preferred Stock will be computed on the actual number of days from the date of issuance of the $4.125 Preferred Stock to February 15, 1993. No interest or dividends will be payable in respect of any accumulations of unpaid dividends on shares of the $4.125 Preferred Stock. The holders of shares of the $4.125 Preferred Stock shall not be entitled to any dividends other than the dividends provided in this paragraph (d).

     (2) Record Date. Each cash dividend shall be paid to the holders of record of shares of the $4.125 Preferred Stock as they appear on the stock register of the Corporation on the fifteenth day of the month next preceding such Payment Date (each a "Record Date"). Dividends on account of accumulations of unpaid dividends may be declared and paid at any time, without reference to any regular Payment Date, to holders of record on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.

     (3) Priority of Dividends. If at any time the Corporation has failed to pay or declare and set apart for payment accumulations of unpaid dividends on any Senior Dividend Shares, the Corporation shall not pay any dividend on the $4.125 Preferred Stock. Holders of shares of the $4.125 Preferred Stock shall be entitled to receive the dividends provided in this paragraph (d) in preference to and in priority over dividends upon the Common Shares and all Junior Dividend Shares.

     (4) Default; Payment of Pro Rata Dividends. Unless and until (x) all accumulations of unpaid dividends on shares of the $4.125 Preferred Stock and any Parity Dividend Shares at the time outstanding have been paid in full or declared in full and sums set apart for the payment thereof and (y) the Corporation has fully complied with all scheduled redemption obligations, sinking fund obligations and all other redemption obligations relating to the shares of $4.125 Preferred Stock, any Parity Dividend Shares and any Parity Liquidation Shares at the time outstanding, the payment of dividends on, and redemptions and purchases of, shares of the Corporation's capital stock shall be subject to the restrictions contained in paragraph (h) below.

          In addition, unless and until all accumulations of unpaid dividends on shares of the $4.125 Preferred Stock and any Parity Dividend Shares at the time outstanding have been paid in full or declared in full and sums set apart for the payment thereof, all dividends declared by the Corporation upon shares of the $4.125 Preferred Stock and Parity Dividend Shares shall be declared pro rata with respect to all shares of the $4.125 Preferred Stock and Parity Dividend Shares then outstanding, so that the amounts of any dividends declared by the Corporation upon each share of $4.125 Preferred Stock and each Parity Dividend Share shall in all cases bear to each other the same ratio that, at the time of such declaration, all accumulations of unpaid dividends on shares of the $4.125 Preferred Stock and on such Parity Dividend Shares bear to each other.

     (e)  LIQUIDATION.

     (1) Liquidation Value. The liquidation value of shares of the $4.125 Preferred Stock, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, shall be $50.00 per share, plus an amount equal to accumulations of unpaid dividends thereon to the payment date.

     (2) Priority of Liquidation Distributions. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of the $4.125 Preferred Stock shall be entitled to receive the liquidation value of such shares held by them in preference to and in priority over any distributions upon the Common Shares and the Junior Liquidation Shares, but the holders of shares of the $4.125 Preferred Stock shall not be entitled to receive any distribution in respect of the liquidation value of such shares until the Corporation has paid in full the liquidation value to which the holders of all Senior Liquidation Shares are entitled. Upon payment in full of the liquidation value to which the holders of shares of the $4.125 Preferred Stock are entitled, the holders of shares of the $4.125 Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation value payable to the holders of shares of the $4.125 Preferred Stock and the liquidation value payable to the holders of the Parity Liquidation Shares, the distribution of such assets shall be made pro rata with respect to all shares of the $4.125 Preferred Stock and Parity Liquidation Shares then outstanding, so that the amounts of any distributions paid on each share of $4.125 Preferred Stock and each Parity Liquidation Share shall in all cases bear to each other the same ratio that, at the time of such distribution, the liquidation values of the $4.125 Preferred Stock and the Parity Liquidation Shares bear to each other.

     (3) Consolidations, Mergers, Etc. Neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a reorganization of the Corporation, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of the Corporation, nor the sale or transfer of all or any part of the Corporation's assets for cash or securities or other property shall be considered a liquidation, dissolution or winding-up of the Corporation within the meaning of this paragraph (e); provided that, in each case, effective provision is made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the rights of the holders of the $4.125 Preferred Stock.

     (f)  Redemptions at the Option of the Corporation.

     (1) Permitted Redemptions. Subject to paragraph (f)(2) below, shares of the $4.125 Preferred Stock shall not be redeemable by the Corporation prior to August 15, 2002. Shares of the $4.125 Preferred Stock may be redeemed for cash at the option of the Corporation in whole or from time to time in part on or after August 15, 2002 at the following redemption prices per share if redeemed during the 12-month period beginning August 15 of the year specified below:

                             12-Month
                         Period Beginning         Price
                             August 15          Per Share
                             ---------          ---------
                               2002              $54.125
                               2003              $52.750
                               2004              $51.375

and if redeemed at any time thereafter at $50.00 per share, plus, in each case, an amount equal to accumulations of unpaid dividends thereon to the redemption date.

     (2) Redemption in Connection with a Fundamental Transaction. If at any time prior to August 15, 2002 the holders of the outstanding shares of $4.125 Preferred Stock fail to approve a Fundamental Transaction as required by paragraph (c)(2)(B) above, such shares may be redeemed in full at the option of the Corporation for cash at $50.00 per share, plus an amount equal to accumulations of unpaid dividends thereon to the redemption date. The Corporation may not exercise the redemption right provided in this paragraph
(f)(2) unless the Corporation proceeds with the Fundamental Transaction which the holders of $4.125 Preferred Stock failed to approve.

     (3) Notice Procedures. Not less than 30 nor more than 60 days prior to the date fixed for any redemption of shares of the $4.125 Preferred Stock pursuant to this paragraph (f), a written notice specifying the time and place of such redemption, the redemption price and the number of shares to be redeemed shall be given by first class mail, postage prepaid, to the holders of record of the shares of the $4.125 Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, calling upon each such holder of record to surrender to the Corporation on the redemption date at the place designated in such notice the holder's certificate or certificates representing the number of shares specified in such notice of redemption. Neither a failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. On or after the redemption date each holder of shares of the $4.125 Preferred Stock to be redeemed shall present and surrender the certificate or certificates for such shares to the Corporation at the place designated in such notice, and thereupon the redemption price of such shares shall be paid to or to the order of the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     (4) Cessation of Rights as Stockholder. If a notice of redemption has been given pursuant to subparagraph (f)(3) above and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares so called for redemption (so as to be and continue to be available therefor) with a bank or trust company doing business in Philadelphia, Pennsylvania and having capital, surplus and undivided profits aggregating at least $100,000,000, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of the $4.125 Preferred Stock to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares (except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender, and endorsement if required by the Corporation, of their certificates), and the shares evidenced thereby shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the redemption date may revert to the general funds of the Corporation, and any funds held by any paying agent may be paid to the Corporation upon request of the Corporation, after which reversion or payment the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

     (5) Partial Redemption Procedures. If fewer than all of the outstanding shares of the $4.125 Preferred Stock shall be called for redemption pursuant to paragraph (f)(1) above, the shares to be redeemed shall be selected pro rata, as nearly as practicable, or by lot as may be prescribed by resolution of the Board of Directors of the Corporation and shall be consistent with the applicable rules of the National Association of Securities Dealers.

     (g) SINKING FUND. Except as otherwise provided in this paragraph (g), the shares of the $4.125 Preferred Stock are not subject to mandatory redemption requirements.

     (1) MANDATORY REDEMPTION. So long as any share of $4.125 Preferred Stock remains outstanding, on August 15 of each year from 2002 to 2011, inclusive, the Corporation shall redeem 72,000 shares, and on August 15, 2012 shall redeem all shares then outstanding, at a price of $50.00 per share plus accrued and unpaid cumulative dividends to the date of redemption.

          On or before each such August 15, the Corporation shall deposit all funds necessary for the redemption of shares of $4.125 Preferred Stock as above provided, in trust for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefor, with a bank or trust company doing business in Philadelphia, Pennsylvania, and having capital, surplus and undivided profits aggregating at least $100,000,000. The particular shares of $4.125 Preferred Stock so to be redeemed shall be determined, notice of such redemption shall be given and the deposit of funds shall be made by the Corporation in the manner and with the effect provided in the remaining provisions of this paragraph (g) hereof.

          If the Corporation fails to comply with its sinking fund obligation as heretofore provided, it shall make good any such deficiency at the earliest possible time thereafter. The obligation to redeem shares of $4.125 Preferred Stock for the sinking fund as aforesaid shall be cumulative if and to the extent not satisfied in any year, whether or not there shall be funds legally available therefor, but without interest on the amount of any deficiencies.

          Against the number of shares required to be redeemed in any year by the provisions of this paragraph (g), the Corporation may credit shares of $4.125 Preferred Stock which it has purchased or redeemed at any time during or prior to such year otherwise than through the operation of the sinking fund; provided that any shares so credited shall not theretofore have been used for the purpose of such credit.

     (2) NOTICE PROCEDURES. Not less than 30 nor more than 60 days prior to any redemption date, a written notice specifying the sinking fund deposit made or to be made, the redemption date, the time and place of such redemption, the redemption price and the number of shares to be redeemed shall be given by first class mail, postage prepaid, to the holders of record of the shares of the $4.125 Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, calling upon each such holder of record to surrender to the Corporation on the redemption date at the place designated in such notice the holder's certificate or certificates representing the number of shares specified in such notice of redemption. Neither a failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. On or after the redemption date each holder of shares of the $4.125 Preferred Stock to be redeemed shall present and surrender the certificate or certificates for such shares to the Corporation at the place designated in such notice, and thereupon the redemption price of such shares shall be paid to or to the order of the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     (3) Cessation of Rights as Stockholder. If a notice of redemption has been given pursuant to subparagraph (g)(2) above and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been deposited pursuant to subparagraph (g)(1) above, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of the $4.125 Preferred Stock to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares (except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender, and endorsement, if required by the Corporation, of their certificates), and the shares evidenced thereby shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the redemption date may revert to the general funds of the Corporation, and any funds held by any paying agent may be paid to the Corporation upon request of the Corporation, after which reversion or payment the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

     (4) Partial Redemption Procedures. Any shares to be redeemed pursuant to this paragraph (g) shall be selected pro rata, as nearly as practicable, or by lot as may be prescribed by resolution of the Board of Directors of the Corporation and shall be consistent with the applicable rules of the National Association of Securities Dealers.

     (5) Default. Unless and until (x) all accumulations of unpaid dividends on shares of the $4.125 Preferred Stock and any Parity Dividend Shares at the time outstanding have been paid in full or declared in full and sums set apart for the payment thereof and (y) the Corporation has fully complied with all scheduled redemption obligations, sinking fund obligations and all other redemption obligations relating to the shares of $4.125 Preferred Stock, any Parity Dividend Shares and any Parity Liquidation Shares at the time outstanding, the payment of dividends on, and redemptions and purchases of, shares of the Corporations's capital stock shall be subject to the restrictions contained in paragraph (h) below.

     (h) Dividend and Redemption Default Provisions. Unless and until (x) all accumulations of unpaid dividends on shares of the $4.125 Preferred Stock and any Parity Dividend Shares at the time outstanding have been paid in full or declared in full and sums set apart for the payment thereof, and (y) the Corporation has fully complied with all scheduled redemption obligations, sinking fund obligations and all other redemption obligations relating to the shares of $4.125 Preferred Stock, any Parity Dividend Shares and any Parity Liquidation Shares at the time outstanding:

          (A) No dividends may be declared or paid or set aside for payment and no other distribution may be made in respect of any Common Shares, Junior Dividend Shares or (except as provided above in subparagraph (d)(4)) Parity Dividend Shares, except dividends or other distributions in Common Shares or Junior Dividend Shares.

          (B) No Common Shares, Junior Dividend Shares or Junior Liquidation Shares may be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Corporation or any entity controlled by the Corporation (except (i) by conversion into or exchange for stock of the Corporation ranking junior to shares of the $4.125 Preferred Stock as to dividend and liquidation rights, (ii) in repurchases of Common Shares, Junior Dividend Shares or Junior Liquidation Shares from employees or directors of or consultants to the Corporation pursuant to contractual arrangements entered into at the time such shares were issued giving the Corporation the right to repurchase such shares upon the occurrence of certain contingencies and
     (iii) by acquisition of Common Shares, Junior Dividend Shares or Junior Liquidation Shares issued in connection with an acquisition pursuant to an escrow, pledge or similar arrangement under which the Corporation becomes entitled to receive such shares).

          (C) No shares of the $4.125 Preferred Stock or any Parity Dividend Shares or Parity Liquidation Shares may be redeemed unless all outstanding shares of the $4.125 Preferred Stock are redeemed.

          (D) No shares of the $4.125 Preferred Stock or any Parity Dividend Shares or Parity Liquidation Shares may be purchased or otherwise acquired by the Corporation for value except in accordance with a purchase or exchange offer made simultaneously by the Corporation to all holders of record of shares of the $4.125 Preferred Stock, Parity Dividend Shares and Parity Liquidation Shares which, considering the annual dividend rates and the other relative rights and preferences of such shares, in the opinion of the Board of Directors (whose determination shall be conclusive), will result in fair and equitable treatment among all such shares.

     (i) STATUS OF REDEEMED SHARES. All shares of the $4.125 Preferred Stock which are at any time redeemed pursuant to paragraphs (f) or (g) above and all shares of the $4.125 Preferred Stock which are otherwise reacquired by the Corporation and subsequently cancelled by the Board of Directors shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.